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                                                  Exhibit 23


             CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 1995 appearing on page 4 of Amoco Corporation's Form 8-K dated April 5, 1995 which supplements Amoco Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 to include summarized financial information for Amoco Argentina Oil Company.








PRICE WATERHOUSE LLP
Chicago, Illinois
December 19,1995